UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2013, the Board of Directors of Microsemi Corporation (the “Company”) appointed Paul Pickle as President and Chief Operating Officer of the Company, effective immediately.
Mr. Pickle, 43, has served as the Company’s Executive Vice President, Integrated Circuits Group since 2012. Mr. Pickle has also served in various other positions with the Company since 2000, including as Senior Vice President and General Manager, Analog and SoC Products, from 2011 to 2012; Vice President and General Manager, Analog Mixed Signal Products Group, from 2009 to 2011; Vice President, Worldwide Applications Engineering, from 2004 to 2009; and Product Marketing Manager, Integrated Products Group, from 2000 to 2004.
Concurrent with Mr. Pickle’s appointment as President and Chief Operating Officer, Ralph Brandi, formerly Executive Vice President and Chief Operating Officer of the Company since 2002, will continue with the Company as Executive Vice President with a focus on optimizing the Company’s manufacturing resources. Also concurrent with Mr. Pickle’s appointment as President and Chief Operating Officer, James J. Peterson will no longer serve as President of the Company but will continue to serve as the Company’s Chief Executive Officer. Effective November 12, 2013, the Company’s Board of Directors also appointed Mr. Peterson to serve as Chairman of the Board of Directors, and the Company’s independent directors elected Dennis R. Leibel to serve as Lead Independent Director.
As President and Chief Operating Officer, Mr. Pickle will have an annual base salary of $400,000 and a target cash incentive bonus opportunity for fiscal year 2014 of 75% of his annual base salary. Additionally, the Compensation Committee of the Board of Directors granted the following equity incentive awards to Mr. Pickle on November 12, 2013 under the Company’s 2008 Performance Incentive Plan, as amended: (i) restricted stock covering 50,355 shares of the Company’s common stock, which is scheduled to vest, subject to Mr. Pickle’s continued employment through the applicable vesting date, in equal installments over a three year period, and (ii) performance restricted stock units covering a “target” of 50,355 shares of the Company’s common stock, with 0% to 250% of the target number of shares to be earned over a three-year performance period incorporating the Company’s fiscal year 2014, 2015 and 2016 based on the Company’s revenue, adjusted earnings per share and total shareholder return relative to a peer group of companies over that period. A portion of the performance restricted stock units may be earned based on performance in each year of the performance period.
Additionally, in connection with Mr. Pickle’s appointment as President and Chief Operating Officer of the Company, the Company entered into an Executive Retention Agreement (the “Agreement”) with Mr. Pickle. The Agreement provides that in the event the employment of Mr. Pickle is terminated by the Company without cause or by Mr. Pickle for good reason at any time upon or following a change of control, Mr. Pickle would be entitled to a lump sum cash payment equal to two times the sum of his base salary as of the date of termination, his annual car allowance, plus the highest annual bonus he received in any of the three years preceding the year of termination, full acceleration of Mr. Pickle’s then outstanding and unvested equity-based awards granted by the Company, a payment based on his unvested retirement plan benefits (if any), and certain continued employee benefits for up to two years. For these purposes, the terms “cause,” “good reason” and “change of control” are each defined in the Agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a form of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) on July 30, 2009.
In connection with Mr. Pickle’s appointment, the Company entered into an indemnification agreement with Mr. Pickle, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its executive officers, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on September 3, 2008.
There are no arrangements or understandings between Mr. Pickle and any other person pursuant to which Mr. Pickle was appointed as President and Chief Operating Officer. There are also no family relationships between Mr. Pickle and any director or executive officer of the Company, and Mr. Pickle has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 12, 2013, the Board of Directors approved amendments to the Company’s Second Amended and Restated Bylaws (the “Bylaws”). Various sections of the Bylaws were amended to clarify the responsibilities of the Company’s President and Chief Executive Officer and to provide that the independent directors of the Board of Directors may choose from among their members a lead independent director, who shall have such powers and perform such duties as may from time to time be assigned to him by the independent directors.

Item 7.01	Regulation FD Disclosure.
The Company issued a press release on November 14, 2013, announcing the management changes described in Item 5.02 above. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Microsemi Corporation
99.1	Press Release issued by Microsemi Corporation on November 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: November 15, 2013	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Microsemi Corporation
99.1	Press Release issued by Microsemi Corporation on November 14, 2013